UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 01, 2025
________________________
Vitesse Energy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41546	88-3617511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification No.)

5619 DTC Parkway, Suite 700 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 361-2500
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VTS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2025, the board of directors of Vitesse Energy Inc. (the “Company”) approved, subject to stockholder approval, an amendment and restatement of the Vitesse Energy Inc. Long Term Incentive Plan, as amended from time to time (the “Amended Plan”). As further described below under Item 5.07 of this Current Report on Form 8-K (this “Report”), the Company’s stockholders approved the Amended Plan at the Company’s 2025 Annual Meeting of Stockholders held on May 1, 2025 (the “Annual Meeting”). As a result, the Amended Plan became effective on May 1, 2025.

The Amended Plan increases the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) available for issuance with respect to awards under the Amended Plan by 580,500 shares. The additional shares of the Company’s Common Stock authorized to be delivered under the Amended Plan will be registered pursuant to a registration statement on Form S-8.

The Amended Plan provides for potential grants of (i) incentive stock options (“ISOs”), (ii) stock options that do not qualify as ISOs, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock units, (vi) awards of vested stock, (vii) dividend equivalents, (viii) other stock-based or cash awards and (ix) substitute awards. Employees, non-employee directors, and other service providers of the Company and its affiliates are eligible to receive awards under the Amended Plan. The Amended Plan provides that, subject to certain exceptions, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or awards, for such individual’s service on the Board in excess of $750,000.

The material terms of the Amended Plan are described in more detail in the section entitled “Proposal No. 3 – Approval of the Vitesse Energy, Inc. Amended and Restated Long Term Incentive Plan” of the Company’s definitive proxy statement for the Annual Meeting, which was filed with the U.S. Securities and Exchange Commission on March 14, 2025 (the “Definitive Proxy Statement”) and is incorporated by reference herein.

The summary of the Amended Plan in this Report does not purport to be a complete description of all provisions of the Amended Plan and is qualified in its entirety by reference to the full text of the Amended Plan, which is filed herewith as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were requested to: (1) elect nine directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2026 Annual Meeting of Stockholders; (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and (3) approve an amendment and restatement of the Company’s Long Term Incentive Plan.

The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Definitive Proxy Statement:

Proposal No. 1 - Election of Directors. Each of the directors that were up for election was elected for a term of one year. Votes regarding the election of these directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Linda L. Adamany	18,473,119	781,135	82,802	6,391,936
M. Bruce Chernoff	19,032,270	248,520	56,266	6,391,936
Brian P. Friedman	18,136,490	1,121,315	79,251	6,391,936
Robert W. Gerrity	19,143,261	117,683	76,112	6,391,936
Daniel J. O’Leary	17,921,757	1,343,720	71,579	6,391,936
Cathleen M. Osborn	18,538,401	712,491	86,164	6,391,936
Gary D. Reaves	19,197,696	79,253	60,107	6,391,936
Randy I. Stein	19,062,743	203,130	71,183	6,391,936
Joseph S. Steinberg	18,120,030	1,151,039	65,987	6,391,936

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm. Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for 2025. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
25,528,627	134,748	65,617

Proposal No. 3 - Approve Amendment and Restatement of the Long Term Incentive Plan. The proposed amendment and restatement of the Vitesse Energy, Inc. Long Term Incentive Plan was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
17,827,986	1,369,518	139,552	6,391,936
Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibit accompanies this Report:

Exhibit Number	Description

10.1	Vitesse Energy, Inc. Long Term Incentive Plan (amended and restated as of May 1, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2025	VITESSE ENERGY, INC.

/s/ James P. Henderson
James P. Henderson
Chief Financial Officer